UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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OLD POINT FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OLD POINT FINANCIAL CORPORATION

1 West Mellen Street

Hampton, Virginia 23663

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 25, 2006

The 2006 Annual Meeting of Shareholders of Old Point Financial Corporation (the “Company”) will be held at The Hampton Roads Convention Center, 1610 Coliseum Drive, Hampton, Virginia, on Tuesday, April 25, 2006, at 6:00 p.m. for the following purposes:

1.	To elect 15 directors to the Board of Directors of the Company to serve until the 2007 Annual Meeting of Shareholders, as described in the Proxy Statement accompanying this notice.

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on February 15, 2006 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Louis G. Morris
Louis G. Morris
Secretary to the Board

March 24, 2006

IMPORTANT NOTICE

Please complete, sign, date, and return the enclosed proxy card in the accompanying postage paid envelope so that your shares will be represented at the meeting. Shareholders attending the meeting may personally vote on all matters that are considered, in which event their signed proxies are revoked. You may also follow the instructions on your proxy card to vote by telephone or over the internet.

R.F. Shuford

Chairman & President

March 24, 2006

Dear Fellow Shareholders:

You are cordially invited to attend the 2006 Annual Meeting of Shareholders of Old Point Financial Corporation, the holding company for The Old Point National Bank of Phoebus and Old Point Trust & Financial Services, N.A. The meeting will be held on Tuesday, April 25, 2006 at 6:00 p.m. at the The Hampton Roads Convention Center, 1610 Coliseum Drive, Hampton, Virginia. The accompanying Notice and Proxy Statement describe the matters to be presented at the meeting. Enclosed is our Annual Report to Shareholders that will be reviewed at the Annual Meeting.

Please complete, sign, date, and return the enclosed proxy card as soon as possible. Whether or not you will be able to attend the Annual Meeting, it is important that your shares be represented and your vote recorded. If you decide to attend the Annual Meeting in person, you can revoke your proxy any time before it is voted at the Annual Meeting. You may also follow the instructions on your proxy card to vote by telephone or over the internet.

We appreciate your continuing loyalty and support of Old Point Financial Corporation.

Sincerely,

/s/ Robert F. Shuford
Robert F. Shuford
Chairman of the Board and President

OLD POINT FINANCIAL CORPORATION

1 West Mellen Street, P.O. Box 3392, Hampton, Virginia 23663

1

OLD POINT FINANCIAL CORPORATION

1 West Mellen Street

Hampton, Virginia 23663

PROXY STATEMENT

2006 ANNUAL MEETING OF SHAREHOLDERS

To be held on April 25, 2006

General

The following information is furnished in connection with the solicitation by and on behalf of the Board of Directors of the enclosed proxy to be used at the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) of Old Point Financial Corporation (the “Company”) to be held Tuesday, April 25, 2006, at 6:00 p.m. at The Hampton Roads Convention Center, 1610 Coliseum Drive, Hampton, Virginia. The approximate mailing date of this Proxy Statement and accompanying proxy is March 24, 2006.

Revocation and Voting of Proxies

Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A shareholder may also revoke his proxy at any time before it is exercised by filing a written notice with the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting. If a shareholder specifies how the proxy is to be voted with respect to any proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to specify with respect to such proposals, the proxy will be voted FOR the election of the director nominees in proposal 1 set forth in the accompanying notice and further described herein.

Voting Rights of Shareholders

Only those shareholders of record at the close of business on February 15, 2006, are entitled to notice of and to vote at the Annual Meeting, or any adjournments thereof. The number of shares of common stock of the Company outstanding and entitled to vote at the Annual Meeting is 3,985,655. The Company has no other class of stock outstanding. The presence of a majority of the shares entitled to be voted, represented in person or by proxy, will constitute a quorum for the transaction of business.

Each share of Company common stock entitles the record holder thereof to one vote for each matter to be voted upon at the Annual Meeting, except that in the election of directors cumulative voting entitles a shareholder to give one nominee as many votes as is equal to the number of directors to be elected, multiplied by the number of shares owned by such shareholder or to distribute his or her votes on the same principle between two or more nominees as he or she sees fit. The Board of Directors will instruct the proxies to use cumulative voting, if necessary, to elect all or as many of the nominees as possible. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the nominees receiving the greatest number of votes cast at the Annual Meeting will be elected directors; therefore, votes withheld will have no effect. Approval of any other matter requires an affirmative vote of a majority of the shares cast on the matter. Thus, although abstentions and broker non-votes (shares held by customers that may not be voted on certain matters because the broker has not received specific instructions from the customers) are counted for purposes of determining the presence or absence of a quorum, they are generally not counted for purposes of determining if a proposal has been approved, and therefore have no effect.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Company. Solicitations will be made only by the use of the mail, except that officers and regular employees of the Company, The Old Point National Bank of Phoebus (the “Bank”) and Old Point Trust & Financial Services, N.A. (the “Trust Company”) may make solicitations of proxies in person or by telephone or mail, acting without compensation other than their regular compensation. We anticipate that brokerage houses and other nominees, custodians, and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their charges and expenses in this connection.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the share ownership as of February 15, 2006, of the shareholders known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company’s common stock, with the exception of Old Point Trust & Financial Services, N.A., which shows the share ownership as of January 31, 2006.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Old Point Trust & Financial Services, N.A. 11780 Jefferson Avenue, Suite D Newport News, Virginia 23606	595,367	(2)	14.9	%(2)
James Reade Chisman 609 Washington Street Hampton, Virginia 23669	327,742	(3)	8.2%
Robert F. Shuford 1 West Mellen Street P.O. Box 3392 Hampton, Virginia 23663	514,050	(3)(4)	12.8%
VuBay Foundation c/o Cyrus A. Dolph, IV P.O. Box 13109 Norfolk, Virginia 23506-3109	265,642	(5)	6.7%
Ann DeVenny Wallace 2636 South Lynn Street Arlington, Virginia 22202-2264	271,738	(3)	6.8%

(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days.

(2)	According to information provided to the Company by Old Point Trust & Financial Services, N.A. (the “Trust Company”), as of January 31, 2006, the Trust Company had sole voting power with respect to 420,597 of these shares, sole dispositive power with respect to 437,953 of these shares and shared dispositive power with respect to 22,190 of these shares, but as a matter of state law, the Trust Company must refrain from voting any of these shares unless a co-fiduciary is appointed for the sole purpose of voting the shares. The Trust Company has no voting power (sole or shared) with respect to 174,770 of these shares and has no dispositive power (sole or shared) with respect to 135,224 of these shares. The 595,367 shares are held by the Trust Company as trustee of various trust accounts, of which no single trust account holds more than 5% of the Company’s outstanding shares.

(3)	According to information provided to the Company by VuBay Foundation, James Reade Chisman, Robert F. Shuford and Ann DeVenny Wallace (the “VuBay information”), as of February 15, 2006, Mr. Chisman has sole voting and dispositive power with respect to 34,950 shares and shared voting and dispositive power with respect to 292,792 shares. Mr. Shuford has sole voting and dispositive power with respect to 135,023 shares and shared voting and dispositive power with respect to 379,027 shares. Ms. Wallace has sole voting and dispositive power with respect to 6,096 shares and shared voting and dispositive power with respect to 265,642 shares. Mr. Chisman, Mr. Shuford and Ms. Wallace each disclaim any beneficial interest in 265,642 of the shares that he or she may be deemed to beneficially own by virtue of his or her position as a director of VuBay Foundation, the holder of record of 265,642 shares. In their capacities as directors of VuBay Foundation, Mr. Chisman, Mr. Shuford and Ms. Wallace each share with the other two directors voting and dispositive power with respect to the shares held by VuBay Foundation.

(4)	See also footnotes 2 and 3 on pages 4 and 5.

(5)	According to the VuBay information, as of February 15, 2006, VuBay Foundation has sole voting and sole dispositive power with respect to these 265,642 shares. VuBay Foundation’s decision with respect to a vote or disposition of these 265,642 shares is dictated by the majority vote of the three directors of VuBay Foundation, who share voting and dispositive power with respect to the shares owned by VuBay Foundation, as described in footnote 3 to this chart.

The following table shows, as of February 15, 2006, the beneficial ownership of the Company’s common stock by each director, director nominee, certain executive officers and by all directors, director nominees, and executive officers of the Company as a group.

Name	Amount and Nature of Beneficial Ownership(1) (2) (3)		Percent of Class
James Reade Chisman	327,742	(4)	8.2%
Dr. Richard F. Clark	102,276		2.6%
Russell Smith Evans, Jr.	9,675		0.2%
Dr. Arthur D. Greene	11,343		0.3%
Gerald E. Hansen	10,261		0.3%
Stephen D. Harris	21,215		0.5%
John Cabot Ishon	31,831		0.8%
Eugene M. Jordan	24,484		0.6%
John B. Morgan, II	9,782		0.2%
Louis G. Morris	51,178		1.3%
Robert L. Riddle	4,305		0.1%
Dr. H. Robert Schappert	140,110		3.5%
Robert F. Shuford	514,050	(4)	12.8%
Ellen Clark Thacker	2,403		0.1%
Melvin R. Zimm	3,887		0.1%
Cary B. Epes	27,523		0.7%
Margaret P. Causby	23,791		0.6%
Laurie D. Grabow	6,429		0.2%
All directors & executive officers as a group (20) persons	1,090,555	(5)	26.5%

(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days.

(2)

Includes shares held (i) by their close relatives or held jointly with their spouses, (ii) as custodian or trustee for the benefit of their children or others, or (iii) as attorney-in-fact subject to a general power of attorney or (iv) in a Trust or IRA – Mr. Chisman, 27,150 shares; Dr. Clark, 300 shares; Mr. Epes, 60 shares; Mr. Evans, 1,175 shares; Mrs. Grabow, 2 shares; Dr. Greene, 4,647 shares; Mr. Hansen, 1,498 shares; Mr. Harris, 676 shares; Mr. Ishon, 12,128 shares; Mr. Morgan, 5,181 shares; Mr. Morris, 1,800 shares; Mr. Riddle, 3,305 shares; Dr. Schappert, 125,055 shares; Mr. Shuford Sr., 113,385 shares; Mr. Shuford Jr., 333 shares; Mrs. Thacker, 827 shares; and Mr. Jordan, II, 7,953 shares.

(3)	Includes shares that may be acquired within sixty days of February 15, 2006 pursuant to the exercise of stock options granted under the 1989 and 1998 Old Point Stock Option Plans – Mr. Chisman, 1,000 shares; Dr. Clark, 5,500 shares; Mr. Evans, 5,500 shares; Dr. Greene, 5,500 shares; Mr. Hansen, 1,000 shares; Mr. Harris, 5,500 shares; Mr. Ishon, 5,500 shares; Mr. Jordan, 1,000 shares; Mr. Morgan, 4,000 shares; Mr. Morris, 26,061 shares; Mr. Riddle, 0 shares; Dr. Schappert, 2,500 shares; Mr. Shuford Sr., 22,521 shares; Mrs. Thacker, 1,000 shares; Mr. Zimm, 1,000 shares; Mr. Epes, 17,500 shares; Mrs. Causby, 13,750 shares; Mrs. Grabow, 4,465 shares; Mr. Shuford Jr., 6,250 shares; and Mr. Jordan, II, 2,500 shares.

(4)	See footnote 3 on page 3.

(5)	Includes 16,026 (0.4%) shares beneficially owned by Eugene M. Jordan, II, President & CEO of the Trust Company and 17,885 (0.4%) shares beneficially owned by Robert F. Shuford, Jr., Executive Vice President & Chief Operating Officer of the Bank.

PROPOSAL ONE

ELECTION OF DIRECTORS

The fifteen persons named below, all of whom currently serve as directors of the Company, will be nominated to serve as directors until the 2007 Annual Meeting, or until their successors have been duly elected and have qualified. Upon the recommendation of Dr. Greene, Chairman of the Independent Directors, the Board of Directors appointed Mr. Riddle and Mrs. Thacker, effective January 10, 2006, to serve as directors until the 2006 Annual Meeting. The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. The Company’s Board believes that the nominees will be available and able to serve as directors, but if any of these persons should not be available or able to serve, the proxies may exercise discretionary authority to vote for a substitute proposed by the Company’s Board.

Name (Age)	Director Since (1)	Principal Occupation For Past Five Years

James Reade Chisman (62)	2003	President, J. R. Chisman Development Company

Dr. Richard F. Clark (73)	1981	Pathologist (retired), Sentara Hampton General Hospital

Russell Smith Evans, Jr. (63)	1993	Assistant Treasurer and Corporate Fleet Manager Ferguson Enterprises

Dr. Arthur D. Greene (61)	1994	Surgeon – Partner Tidewater Orthopaedic Associates

Gerald E. Hansen (62)	2000	Executive Vice President Chesapeake Insurance Services, Inc.

Stephen D. Harris (64)	1988	Attorney-at-Law – Partner Geddy, Harris, Franck & Hickman, L.L.P.

John Cabot Ishon (59)	1989	President, Hampton Stationery

Eugene M. Jordan (82)	1964	Attorney-at-Law (retired)

John B. Morgan, II (59)	1994	President, Morgan-Marrow Insurance

Louis G. Morris (51)	2000	President & CEO, Old Point National Bank

Robert L. Riddle, CCIM (52)	2006	President, Riddle Associates, Inc.

Dr. H. Robert Schappert (67)	1996	Retired – President, Beechmont Veterinary Associates, Ltd.

Robert F. Shuford (68)	1965	Chairman of the Board, President & CEO, Old Point Financial Corporation; Chairman of the Board, Old Point National Bank

Ellen Clark Thacker (44)	2006	General Manager BFI Waste Services, L.L.C.

Melvin R. Zimm (52)	2003	Attorney-at-Law – Member Glasser & Glasser P.L.C.

(1)	Refers to the year in which the individual first became a director of the Bank, except with respect to Dr. Clark, Mr. Jordan, and Mr. Shuford, who became directors of the Company upon consummation of the Bank’s reorganization on October 1, 1984. All present directors of the Company are also directors of the Bank. Dr. Clark, Dr. Greene, Mr. Ishon, Mr. Shuford and Mrs. Thacker are also directors of the Trust Company.

None of the directors serve as directors of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

There are five family relationships among the directors and executive officers. Mr. Jordan is the father of Mr. Jordan, II, and the father-in-law of Mr. Ishon. Mr. Shuford, Sr. and Dr. Schappert are married to sisters. Mr. Shuford, Sr. is the father of Mr. Shuford, Jr. Dr. Clark is the father of Mrs. Thacker. The Board does not believe that these family relationships are material to an evaluation of the ability or integrity of these individuals. The Board is not aware of any involvement in legal proceedings by any of the Company’s directors or executive officers that would be material to an evaluation of the ability or integrity of any director or executive officer.

The Board of Directors recommends that shareholders vote “FOR” the individuals nominated above to serve as Directors.

Corporate Governance

The Board of Directors is elected by the Company’s shareholders; the Board, in turn, is the Company’s governing body, responsible for hiring, overseeing and evaluating management; management is charged with the day to day operations of the Company and its affiliates.

The Board’s primary responsibility is to provide oversight, counseling and direction to management in their efforts to fulfill the corporate strategy in maximizing opportunities, while addressing related business risks. The Board has delegated various responsibilities and authority to different board committees, which include the Audit Committee, Directors Loan Committee, and Directors Loan Review Committee.

Management has been delegated the authority and responsibility for managing the Company’s lines of businesses in a manner consistent with the Company’s Strategic Plan and Code of Ethics, and in accordance with any specific plan, instructions or direction of the Board of Directors or one of the Board’s committees. The Chief Executive Officer and management are required to seek the advice and, in appropriate situations, the approval of the Board with respect to extraordinary actions to be undertaken by the Company.

Board Committees and Attendance

The Board of Directors is comprised of a majority of “independent directors,” as defined by the listing standards of the NASDAQ Global Market. Independent directors do not receive consulting, legal or other fees from the Company other than Board and committee compensation. Although companies affiliated with certain of these directors provide goods and services to the Company, the Board of Directors has determined in accordance with the NASDAQ listing standards that these independent directors have no relationships with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. The independent directors are Messrs. Chisman, Clark, Evans, Greene, Hansen, Harris, Morgan, Riddle, Zimm and Mrs. Thacker.

The Board reviews each director’s independence status on an annual basis to ensure compliance with NASDAQ listing standards.

The Board of Directors of the Company has adopted an Insider Policy: Conflict of Interest/Code of Ethics (“Code of Ethics”) which details principles and responsibilities governing ethical conduct for all Company directors, officers, employees and principal shareholders. The Code of Ethics was filed as Exhibit 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

During 2005, there were 13 meetings of the Board of Directors of the Company. Each director attended at least 75% of all meetings of the Board and committees on which he/she served.

The independent directors also met in regularly scheduled executive sessions in March, June, September and December of 2005.

The Company has not adopted a formal policy on Board members’ attendance at its annual meetings of shareholders, although all Board members are invited and encouraged to attend and, historically, most have done so. All Board members attended the Company’s 2005 Annual Meeting of Shareholders.

The Board of Directors of the Company has standing Executive, Audit and Compensation Committees.

Executive Committee. Current members of the Executive Committee are Messrs. Shuford (Chairman), Hansen, Harris, Morris, and Clark. The Executive Committee serves in an advisory capacity, reviewing matters and making recommendations to the Board of Directors. The Executive Committee met 4 times in 2005.

Compensation Committee. The Compensation Committee is described under “Compensation Committee Report on Executive Compensation” below.

Audit Committee. Current members of the Audit Committee are Messrs. Hansen (Chairman), Evans, Greene, Harris and Mrs. Thacker. The Board of Directors has determined that all of the members of the Audit Committee satisfy the independence and financial literacy requirements for audit committee members under the NASDAQ listing standards and applicable SEC regulations. In addition, at least one member of the Audit Committee has past employment experience in finance or accounting or comparable experience which results in the individual’s financial sophistication. The Board of Directors has also determined that Mr. Evans qualifies as an “audit committee financial expert” within the meaning of applicable regulations of the SEC, promulgated pursuant to the Sarbanes-Oxley Act of 2002.

The Audit Committee assists the board in its financial reporting oversight duties, internal controls, audit function, whistleblower policy, approval of related party transactions, and other matters relating to corporate governance. The Audit Committee is responsible for the appointment, compensation, and oversight of the work of the Company’s independent accountants. The Audit Committee reviews on a regular basis the work of the Company’s internal audit department. It also reviews and approves the scope and detail of the continuous audit program, which is conducted by the internal audit staff to protect against improper and unsound practices and to furnish adequate protection for all assets and records. During 2005, the Audit Committee met 4 times.

Nominations. The Board of Directors does not have a standing nominating committee or nominating committee charter because it believes it can have an independent nominating process without a separate nominating committee. Pursuant to a resolution passed by the Board of Directors and consistent with NASDAQ Marketplace Rules, director nominees are selected and recommended for consideration to the full Board of Directors by a majority of the directors who are independent according to the NASDAQ listing standards. For this purpose, the following directors are independent: Messrs. Chisman, Clark, Evans, Greene, Hansen, Harris, Morgan, Riddle, Zimm and Mrs. Thacker.

In addition to recommending to the full board whether or not current directors should be nominated for reelection, the independent directors also identify new candidates in the event of a vacancy on the board. The independent directors identify potential director candidates from a variety of sources, including management, consultants and other individuals likely to possess an understanding of the Company’s business and knowledge of suitable candidates. The independent directors evaluate the qualifications of candidates for membership to the Board of Directors. Following this evaluation process, candidates are selected by a majority of the independent directors to be recommended for nomination by the full Board of Directors. The full board then selects nominees to recommend to the Company’s shareholders in the annual election process or appoints new directors to serve until the next annual election.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought to complement the existing Board composition. However, in making their nomination recommendations to the Board of Directors, the independent directors consider, among other things, an individual’s business experience, industry experience, financial background, geographic representation, breadth of knowledge about issues affecting the Company, time available for meetings and consultation regarding Company matters and other particular skills and experience possessed by the individual. In addition, the independent directors seek director candidates that will result in the Board of Directors consisting of more than a majority of independent directors at all times.

The independent directors will accept for consideration shareholders’ nominations for directors if made in writing by a shareholder entitled to vote in the election of directors. In accordance with the Company’s bylaws, any such shareholder nomination must include sufficient background information with respect to the nominee, sufficient identification of the nominating shareholder and a representation by the shareholder of his or her eligibility and intention to appear at the annual meeting (in person or by proxy) to nominate the individual specified in the notice, a description of any arrangements or understandings between the shareholder and the nominee or others regarding the nomination, an indication of the total number of shares expected to be voted for the nominee, and the nominee’s written consent to the nomination. Shareholder nominations must be received by the Company’s President at the Company’s principal office in Hampton, Virginia, not more than 50 days and not less than 14 days prior to the date of the 2007 Annual Meeting in order to be considered for the 2007 annual election of directors, provided that if less than 21 days’ notice of the meeting is given, such nominations must be mailed or delivered to the President not later than the seventh day following the date notice of the meeting was mailed. Any director candidate submitted by a shareholder will be reviewed and considered by the independent directors in the same manner as all other candidates based on the qualifications described above.

Compensation Committee Interlocks and Insider Participation

Current members of the Compensation Committee are Messrs. Morgan (Chairman), Clark, Evans and Zimm. No member of the Compensation Committee is or has been an officer or employee of the Company or any of its affiliates. Furthermore, none of the Company’s executive officers has served on the board of directors of any company of which a Compensation Committee member is an employee.

During 2005 and through the present time, there have been transactions between the Company’s banking subsidiary and certain members of the Compensation Committee or their associates, all consisting of extensions of credit by the Bank in the ordinary course of business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involved more than the normal risk of collectibility or presented other unfavorable features.

Shareholder Communications with the Board of Directors

The Company provides an informal process for shareholders to send communications to the Board of Directors. Shareholders who wish to contact the Board of Directors or any of its members may do so by addressing their written correspondence to Old Point Financial Corporation, Board of Directors, c/o Corporate Secretary, P.O. Box 3392, Hampton, Virginia 23663 or lmorris@oldpoint.com. Correspondence directed to an individual Board member will be referred, unopened, to that member. Correspondence not directed to a particular Board member will be referred, unopened, to the Chairman of the Board.

Directors’ Compensation

From May 11, 2004 through May 10, 2005, all directors of the Bank and Trust Company received $400 and $250, respectively, for each board meeting they attended. The non-employee directors of the Bank and Trust Company received $150 for each committee meeting they attended. In addition, non-employee directors of the Bank and Trust Company were paid an annual retainer fee of $7,000 and $2,500, respectively, except that directors serving on the Bank board who also served on the Trust Company board received an additional $1,000 instead of $2,500 annual retainer for serving on the Trust Company board. No additional fees were paid for being a Company director.

Beginning May 11, 2005, all directors of the Bank and Trust Company receive $400 and $250, respectively, for each board meeting they attend. The non-employee directors of the Bank and Trust Company receive $150 for each committee meeting they attend. In addition, non-employee directors of the Bank and Trust Company are paid an annual retainer fee of $8,000 and $3,000, respectively, except that directors serving on the Bank board who also serve on the Trust Company board receive an additional $1,000 instead of $3,000 annual retainer for serving on the Trust Company board. All Company directors have been elected as directors of the Bank, but there is no assurance that this practice will continue. However, not all Company directors serve as directors of the Trust Company. There are no additional fees paid for being a Company director, except that the Chairman of the Audit Committee of the Company Board is paid an additional $2,000 retainer fee.

The Company also pays for all directors and their spouses to attend regular director seminars.

Directors who are employees of the Company and its subsidiaries receive the stated fees for attendance at Board meetings, but do not receive any fees for committee meetings and are not paid annual retainer fees.

Non-employee directors are eligible to receive awards of non-qualified stock options under the Company’s 1998 Stock Option Plan. In 2004, each non-employee director was granted options for 1,000 shares of Company stock that became exercisable August 10, 2005. Company directors were not granted any options in 2005.

Interest of Management in Certain Transactions

Some of the Company’s directors, executive officers, and members of their immediate families, and corporations, partnerships and other entities of which such persons are officers, directors, partners, trustees, executors or beneficiaries, are customers of the Bank. All loans and commitments to lend to such individuals were made in the ordinary course of business, upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features.

EXECUTIVE COMPENSATION

The following table presents a three-year summary of all compensation paid or accrued by the Company and its subsidiaries for the Company’s Chief Executive Officer and next four most highly compensated executive officers.

SUMMARY COMPENSATION TABLE

Long Term Compensation
	Annual Compensation						Awards
Name and Principal Position	Year	Salary (1)		Bonus (2)		Other Annual Compensation(3)	Securities Underlying Options/SARs	All Other Compensation (4)
Robert F. Shuford Chairman, President & CEO (Company)	2005 2004 2003	$ $ $	229,033 205,700 191,000	$ $ $	33,000 50,000 40,000	0 0 0	0 3300 0	$ $ $	21,138 19,254 14,200
Louis G. Morris President & CEO (Bank)	2005 2004 2003	$ $ $	191,867 173,533 163,100	$ $ $	28,000 35,000 28,350	0 0 0	0 3300 0	$ $ $	15,344 14,321 12,102
Cary B. Epes EVP/CCO (Bank)	2005 2004 2003	$ $ $	135,000 129,167 123,666	$ $ $	20,250 23,250 22,260	0 0 0	0 2500 0	$ $ $	12,331 11,836 9,707
Margaret P. Causby EVP/CAO (Bank)	2005 2004 2003	$ $ $	135,000 129,167 123,500	$ $ $	20,250 23,250 22,230	0 0 0	0 2500 0	$ $ $	11,713 11,379 9,555
Laurie D. Grabow EVP/CFO (Bank)	2005 2004 2003	$ $ $	114,833 103,333 98,333	$ $ $	17,225 18,600 17,700	0 0 0	0 2500 0	$ $ $	9,349 8,739 7,514

(1)	Salary includes directors’ fees as follows: Mr. Shuford – 2005 - $8,200, 2004 - $8,200, 2003 - $8,600; Mr. Morris – 2005 - $5,200, 2004 - $5,200, 2003 - $5,600.

(2)	Bonus consideration for Mr. Shuford is paid in the year following the year in which the bonus is earned so that the Compensation Committee can evaluate year-end results. Bonus consideration for Mr. Morris, Mr. Epes, Mrs. Causby and Mrs. Grabow is paid in the year in which it is earned.

(3)	The amount of compensation in the form of perquisites or other personal benefits properly categorized in this column according to the disclosure rules adopted by the Securities and Exchange Commission did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported in each of the three years reported for Mr. Shuford, Mr. Morris, Mr. Epes, Mrs. Causby and Mrs. Grabow, respectively.

(4)	Mr. Shuford’s “other compensation” consists of the following Company contributions or payments:

	2005	2004	2003
Deferred Profit Sharing	$5,102	$4,967	$4,094
Cash Profit Sharing	5,096	4,964	4,132
401(k) Matching Plan	6,625	5,675	5,243
Life Insurance	4,315	3,648	731

Total	$21,138	$19,254	$14,200

Mr. Morris’ “other compensation” consists of the following Company contributions or payments:

	2005	2004	2003
Deferred Profit Sharing	$4,312	$4,233	$3,533
Cash Profit Sharing	4,307	4,231	3,567
401(k) Matching Plan	5,600	5,050	4,725
Life Insurance	1,125	807	277

Total	$15,344	$14,321	$12,102

Mr. Epes’ “other compensation” consists of the following Company contributions or payments:

	2005	2004	2003
Deferred Profit Sharing	$3,119	$3,248	$2,774
Cash Profit Sharing	3,115	3,246	2,800
401(k) Matching Plan	4,050	3,875	3,710
Life Insurance	2,053	1,467	423

Total	$12,337	$11,836	$9,707

Mrs. Causby’s “other compensation” consists of the following Company contributions or payments:

	2005	2004	2003
Deferred Profit Sharing	$3,119	$3,248	$2,770
Cash Profit Sharing	3,115	3,246	2,797
401(k) Matching Plan	4,050	3,875	3,705
Life Insurance	1,429	1,010	283

Total	$11,713	$11,379	$9,555

Mrs. Grabow’s “other compensation” consists of the following Company contributions or payments:

	2005	2004	2003
Deferred Profit Sharing	$2,653	$2,598	$2,206
Cash Profit Sharing	2,650	2,597	2,227
401(k) Matching Plan	3,445	3,100	2,950
Life Insurance	601	444	131

Total	$9,349	$8,739	$7,514

Stock Option Grants in 2005

No grants of stock options were made to the Company’s Chief Executive Officer and next four most highly compensated executive officers during 2005.

Stock Option Exercises in 2005 and Year-End Option Values

The following table shows stock option exercises by the Company’s Chief Executive Officer and next four most highly compensated executive officers during 2005.

AGGREGATED OPTION EXERCISES IN 2005

AND YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at 12/31/05 (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at 12/31/05 ($) Exercisable/ Unexercisable(1)
Robert F. Shuford	0	0	22,521/0	$129,004/0
Louis G. Morris	0	0	26,061/0	$247,522/0
Cary B. Epes	0	0	17,500/0	$126,700/0
Margaret P. Causby	3,750	$65,878	13,750/0	$62,075/0
Laurie D. Grabow	0	0	4,456/0	$4,734/0

(1)	Market value of underlying securities at exercise or year-end, minus the exercise or base price.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2005 with respect to certain compensation plans under which equity securities of the Company are authorized for issuance.

Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by shareholders (1)	265,387	$22.09	155,318	(2)
Equity compensation plans not approved by shareholders	- 0 -	- 0 -	- 0 -
Total	275,387	$22.09	155,318

(1)	These plans consist of the 1989 Stock Option Plan and the 1998 Stock Option Plan.

(2)	Includes zero shares available to be granted in the form of options under the 1989 Stock Option Plan, and 155,318 shares available to be granted in the form of options under the 1998 Stock Option Plan.

Stock Option Plans

The Company has two stock option plans: the 1989 Stock Option Plan and the 1998 Stock Option Plan (the “Plans”). The Plans provide for the award of non-qualified stock options and incentive stock options to directors and employees of the Company and its subsidiaries selected by the Board of Directors to participate in the Plans. The Board of Directors makes awards under the Plans and establishes the terms and conditions of each award in the option agreement entered into with each optionee. The price of shares of stock to be issued upon the exercise of options will be at least 100% of the fair market value on the date of award. Options may not be granted more than ten years after the adoption of the Plans by the Board and are exercisable only during the term specified in the option agreement, which in the case of incentive stock options shall not exceed ten years. The options are not transferable other than by will or the laws of descent and distribution. The 1989 Plan did not permit grants of options to non-employees, whereas the 1998 Plan permits grants of options to non-employee directors.

No Employment Agreements

The Company has not entered into employment or change-in-control agreements with any of its executive officers.

Retirement Benefits

Pension Plan. The Company has a noncontributory defined benefit pension plan, which covers substantially all full-time employees of the Company and its subsidiaries who have completed one year of service. A participant’s monthly retirement benefit (if he or she has 25 years of benefit service at his normal retirement date) is 20% of his final five-year’s average salary plus 15% of final five-year’s average salary in excess of the participant’s Social Security Covered Pay. The Social Security Covered Pay is the average pay of the calendar year prior to the year the participant attains his Social Security Retirement Age. If the participant has less than 25 years of benefit service at his Normal Retirement Date, the participant’s monthly retirement benefit will be actuarially reduced by 1/25 for each year of benefit service less than 25 years. Cash benefits under the plan generally commence on retirement, death or other termination of employment and are payable in various forms at the election of the participant.

The following table shows the estimated annual retirement benefits payable to employees in the average annual salary and years of service classifications set forth below assuming retirement at the normal retirement age of 65.

PENSION PLAN TABLE

Consecutive Five-Year Average Salary	Years of Credited Service
	15	20	25	30	35
$25,000	$3,000	$4,000	$5,000	$5,000	$5,000
$50,000	$6,334	$8,445	$10,557	$10,557	$10,557
$75,000	$11,584	$15,446	$19,307	$19,307	$19,307
$125,000	$22,084	$29,446	$36,807	$36,807	$36,807
$150,000	$27,334	$36,446	$45,557	$45,557	$45,557
$175,000	$32,584	$43,446	$54,306	$54,306	$54,306
$200,000	$37,834	$50,446	$63,057	$63,057	$63,057
$205,000	$38,884	$51,846	$64,807	$64,807	$64,807
$210,000	$39,934	$53,245	$66,557	$66,557	$66,557
$225,000	$43,084	$57,445	$71,807	$71,807	$71,807
$250,000	$48,334	$64,445	$80,557	$80,557	$80,557

Benefits under the pension plan are based on a straight life annuity assuming full benefit at age 65, no offsets, and covered compensation of $46,284 for a person age 65 in 2004. Compensation taken into account under the pension plan is limited by the Internal Revenue Code’s compensation limit, which is $205,000 for the plan year 2004 and which is adjusted periodically for inflation. The estimated annual benefit payable under the pension plan upon retirement is $58,168, $47,585, $28,264, $34,797 and $24,059 for Messrs. Shuford, Morris, Epes, Mrs. Causby, and Mrs. Grabow, respectively, credited with 40, 37, 20, 47 and 36 years of service, respectively. Benefits are estimated on the basis that they will continue to receive, until age 65, covered salary in the same amount paid in 2004.

The Company owns life insurance policies on the above executive officers, in which their beneficiaries will receive three times their annual salary upon death, except that Mr. Shuford’s beneficiary will receive 50% of three times his annual salary.

Compensation Committee Report on Executive Compensation

Compensation for the CEO and other executive officers is administered by the Compensation Committee (the “Committee”). The Committee is comprised of four non-employee directors, Messrs. Morgan (Chairman), Clark, Evans, and Zimm, each of whom is independent under the NASDAQ listing standards. The Committee met once in 2005. All decisions of the Committee are recommended to the entire Board of Directors, which makes the final decisions, except that Mr. Shuford, Sr. and Mr. Morris are not present during deliberations or voting with respect to their compensation.

In an environment characterized by change, regulatory oversight and increased competition, total executive compensation is designed to attract and retain qualified personnel by providing competitive levels of compensation as compared to similarly sized financial institutions. Executive compensation consists of the several elements specified in the Summary Compensation Table under “Executive Compensation,” namely, base salary and annual and long-term incentive compensation. Base salaries generally represent a large portion of the executive officers’ total cash compensation and are considered to be average relative to comparably sized financial institutions. Bonuses make up a smaller portion of the executive officers’ total cash compensation. The Committee believes that basing a portion of an executive officer’s compensation on both the Company’s performance and that of the individual motivates the executive to perform at the highest possible level. Bonuses are determined based upon the Company’s performance and that of the individual executive during the fiscal year. In evaluating performance, financial, non-financial and long-term strategic objectives are considered.

As a component of our executive officers’ compensation program, the Committee annually considers awarding executive officers options to acquire shares of the Company’s common stock. The Committee believes that stock options provide a highly efficient form of compensation from both a cost and an accounting perspective, and that such awards provide an incentive to achieve the Company’s longer-term strategic goals by aligning the long-term financial interests of the executive officers with those of our shareholders. The Committee also believes that significant levels of stock ownership and ownership potential will assist in retaining the qualified and motivated executive officers.

In making its recommendation to the Board, the Committee obtains from market and economic research companies information pertaining to CEO and other executives’ salary levels at comparable financial institutions that are available. Additionally, annual compensation is determined by evaluating several factors. The primary factors considered in evaluating the level of CEO and other executive compensation is the progress the Company made during the year in achieving performance goals. The performance goals evaluated include, but are not limited to, return on average assets, return on average equity, net income, asset quality, and deposit and loan growth. Secondary factors considered by the Committee include comparing the Company’s performance with other local institutions and comparable executive compensation packages. Lastly, the Committee gives consideration to the expected future contributions of the executive, the executive’s length of service and standing within the local banking communities, general economic conditions, and other factors. Bonuses are awarded based on evaluation of the foregoing factors relating to the Company’s financial performance. There are no specific formulas used to calculate an executive’s compensation.

An independent executive session is held by the Compensation Committee to specifically discuss the CEO’s level of compensation. The level of achievements made by the CEO as they relate to Company performance and shareholder returns, achieving business and financial goals, and the review of available peer group compensation information significantly impact the CEO’s compensation.

The asset growth, loan growth and earnings increase resulted in an overall positive financial performance of the Company and its subsidiaries in fiscal year 2005. In addition, the Company attained the majority of its 2005 non-financial objectives and made significant strides towards its long-term strategic goals.

For 2005, the Committee recommended, and the Board approved 2005 compensation of Mr. Shuford, Chairman, CEO and President of the Company, pursuant to the policies described above for executive officers. The base salaries effective March 2005 were as follows: Mr. Shuford, $225,000; Mr. Morris, $190,000; Mr. Epes, $136,000; Mrs. Causby, $136,000; and Mrs. Grabow, $115,000.

For 2005, the Committee recommended and the Board approved bonuses be granted to Mr. Shuford in the amount of $33,000, to Mr. Morris in the amount of $28,000, to Mr. Epes in the amount of $20,250, to Mrs. Causby in the amount of $20,250 and to Mrs. Grabow in the amount of $17,225.

Compensation Committee

John B. Morgan, II (Chairman)

Dr. Richard F. Clark

Russell Smith Evans, Jr.

Melvin R. Zimm

Report of the Audit Committee

The Audit Committee of the Board of Directors (the “Committee”) is composed of four non-employee directors, each of whom satisfies the requirements of FDICIA for Audit Committee members and the independence requirements of the SEC and the NASDAQ Stock Market’s listing standards. In addition, the Board of Directors has also determined that Mr. Evans qualifies as an “audit committee financial expert” within the meaning of applicable regulations of the SEC, promulgated pursuant to the Sarbanes-Oxley Act of 2002.

The Committee operates under a written charter adopted by the Board of Directors. The Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval. The Audit Committee Charter is attached as Appendix A to the Company’s 2004 proxy statement.

The Committee oversees the Company’s financial reporting process on behalf of the Board. Management is responsible for the Company’s internal controls, financial reporting process and compliance with the laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and for issuing a report thereon. The Committee monitors and oversees these processes and has sole responsibility for the appointment, compensation and evaluation of the Company’s independent accountants.

In this context, the Committee met and held discussions with management and the independent accountants. Management represented to the Committee that the Company’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The Committee also discussed with management, the independent accountants and the Company’s internal auditors the adequacy of the Company’s system of internal controls.

The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, including their judgments about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in the Company’s consolidated financial statements; all critical accounting policies and practices to be used; all alternative treatments within generally accepted accounting principles for policies and practices related to material terms that have been discussed with management of the Company; and other material written communication between the independent accountants and the management of the Company, such as any management letter or schedule of unadjusted differences.

The Company’s independent accountants also provided to the Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence.

The Committee also discussed with the Company’s internal and independent accountants the overall scope and plans for their respective audits. The Committee met with the internal and independent accountants, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the Committee’s discussions with management and the independent accountants and the Committee’s review of the representation of management and the written disclosures and report of the independent accountants to the Committee, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Audit Committee

Gerald E. Hansen (Chairman)

Russell Smith Evans, Jr.

Dr. Arthur D. Greene

Stephen D. Harris

Ellen Clark Thacker

Change in Independent Registered Public Accountant

On June 22, 2004, based upon the determination of its Audit Committee and approval by its Board of Directors, the Company terminated the engagement of Witt Mares Eggleston Smith, PLC (“Witt Mares”) as its independent auditors and engaged Yount, Hyde & Barbour, PC (“YHB”) as its principal accountants for the fiscal year ending December 31, 2004.

During Old Point’s two fiscal years ended December 31, 2003, and during the subsequent interim period through June 30, 2004, there was no disagreement between the Company and Witt Mares (or its predecessor, Eggleston Smith, P.C.) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Witt Mares’ satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for 2002 or 2003. The audit reports of Witt Mares on the Company’s consolidated financial statements as of and for the two fiscal years ended December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor were these opinions qualified or modified as to uncertainty, audit scope or accounting principles. There were no reportable events (as defined in Item 304(a)(1)(iv) of Regulation S-K) during the two fiscal years ended December 31, 2003 or subsequent interim period through June 30, 2004.

The Company provided Witt Mares with a copy of the above disclosures, also set forth in the Company’s current reports on Form 8-K and 8-K/A filed with the SEC on June 29, 2003 and October 29, 2004, and requested that they furnish us with letters addressed to the SEC stating whether they agreed with the above statements and, if not, stating the respects in which they did not agree. Witt Mares’ letters stating its agreement with the above statements were filed as exhibits to the Form 8-K and 8-K/A.

During the Company’s two fiscal years ended December 31, 2003, and during the subsequent interim period through June 30, 2004, the Company did not consult with YHB regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements.

Independent Registered Public Accountants

Yount, Hyde & Barbour, P.C. rendered audit services to the Company during the fiscal year ended December 31, 2005. The Audit Committee has selected Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accountants for the current fiscal year ending December 31, 2006. A representative of Yount, Hyde & Barbour, P.C. will be present at the Annual Meeting and will be given the opportunity to make a statement and respond to appropriate questions from the shareholders.

Principal Accountant Fees

The following table presents the fees for professional audit services rendered by Yount, Hyde & Barbour, P.C., as well as for the audit of the Company’s annual financial statements for the years ended December 31, 2005 and 2004 fees billed for other services rendered by Yount, Hyde & Barbour, P.C.

	Year Ended December 31,
	2004 [1]	2005 [1]
Audit fees [2]	$68,730	$107,475
Audit-related fees [3]	15,000	5,000
Tax fees [4] All other fees	6,000 0	6,500 0

	$89,730	$118,975

(1)	For 2005, includes amounts billed through December 31, 2005 and additional amounts estimated to be billed for 2005.

(2)	For 2005, includes audit of consolidated financial statements, attestation report on management’s assessment of internal control over financial reporting, review of consents and documents filed with the Securities and Exchange Commission. For 2004, includes audit of consolidated financial statements and consents and documents filed with the Securities and Exchange Commission.

(3)	For 2005, includes pre-approved consultation regarding accounting and financial reporting matters. For 2004, includes attestation report on internal controls under FDICIA and consultation regarding accounting and financial reporting matters.

(4)	Tax fees consist of the fees billed for the preparation of federal and state income tax returns and consultation regarding tax compliance issues.

The Audit Committee considers the provision of all of the above services to be compatible with maintaining the independence of the Company’s principal accountants, Yount, Hyde & Barbour, P.C.

Audit Committee Pre-Approval Policy

Pursuant to the terms of the Company’s Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent accountants. As part of this responsibility, the Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent accountants in order to assure that the provisions of such services does not impair the accountants’ independence. The Audit Committee has adopted, and the Board of Directors has ratified an Audit Committee Pre-Approval Policy, which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent auditors maybe pre-approved. The Audit Committee has delegated interim pre-approval authority to Mr. Hansen, Chairman of the Audit Committee. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

FIVE YEAR STOCK PERFORMANCE

The line graph below compares the Company’s shareholder return with the return of the NASDAQ Bank Index and the Russell 2000 Index.

This performance graph was created by comparing the percentage change in stock prices for the Company and the indices on a year to year basis, factoring in dividend payments, and looking only at the closing price of the stock as of December 31 of each year surveyed. This graph may be affected by unusually high or low prices at December 31, 2000 or by temporary swings in stock price at December 31 of any given year. Accordingly, this is not necessarily the best measure of the Company’s performance.

The index reflects the total return on the stock that is shown, including price appreciation, all stock splits and stock dividends, and reinvestment of cash dividends at time of payment, relative to the value of the stock at the beginning of the time period. Thus a move from 100 to 150 on the index scale indicates a 50% increase in the value of the investment. The NASDAQ Bank Index contains all non-holding company banking institutions traded on the NASDAQ exchange. In addition to traditional banks this includes thrifts but does not include other non-regulated finance companies. The Russell 2000 index is comprised of the smallest 2000 companies in the Russell 3000 Index, which tracks almost 99 percent of the stocks included in portfolios of institutional investors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers, and 10% beneficial owners of the Company’s common stock to file reports concerning their ownership of common stock. The Company believes that its officers, directors and 10% beneficial owners during 2005 complied with all filing requirements under Section 16(a), with the exception of one late filing of Form 4 by Eugene M. Jordan to report the transfer of shares from a family trust to Mr. Jordan individually.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

In accordance with the bylaws of the Company as currently in effect, the 2007 Annual Meeting of Shareholders will be held on April 24, 2007.

If any shareholder intends to propose a matter for consideration at the Company’s 2007 Annual Meeting (other than a director nomination), notice of the proposal must be received in writing by the Company’s Secretary by February 7, 2007. If any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2007 Annual Meeting, the proposal must be in proper form and must be received by the Company at its main office in Hampton, Virginia, on or before November 24, 2006.

In addition, the proxy solicited by the Board of Directors for the 2007 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at the meeting if the Company has not received notice of such proposal by February 7, 2007, in writing delivered to the Company’s Secretary.

OTHER MATTERS

As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than proposal 1 referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Louis G. Morris
Louis G. Morris
Secretary to the Board

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K (including exhibits) as filed with the Securities and Exchange Commission for the year ended December 31, 2005, will be furnished without charge to shareholders upon written request directed to:

Laurie D. Grabow

Executive Vice President/Finance

The Old Point National Bank of Phoebus

1 West Mellen Street

Hampton, Virginia 23663

(757) 728-1251

The Company’s Annual Report on Form 10-K (including exhibits) can also be viewed on the Investor Relations link on the Company’s Internet web site at http://www.oldpoint.com.

If you want to cumulate your votes or give specific instructions as to cumulative voting, then you must complete and mail in your paper proxy card instead of voting by Internet or telephone.	C 1234567890 J N T

Annual Meeting Proxy Card

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

A Election of Directors

The Board of Directors recommends a vote FOR the Election of Directors.

Nominees: 01 - James Reade Chisman, 02 - Dr. Richard F. Clark, 03 - Russell S. Evans, Jr., 04 - Arthur D. Greene, 05 - Gerald E. Hansen, 06 - Stephen D. Harris, 07 - John Cabot Ishon, 08 - Eugene M. Jordan, 09 - John B. Morgan, II, 10 - Louis G. Morris, 11 - Robert L. Riddle, 12 - Ellen Clark Thacker, 13 - Dr. H. Robert Schappert, 14 - Robert F. Shuford, 15 - Melvin R. Zimm

☐	To Vote FOR All Nominees

CUMULATIVE VOTING: If you wish to vote shares cumulatively, indicate after the name of each nominee the number of votes you desire to cast for that nominee. See page 1 of the Proxy Statement for an explanation of cumulative voting.

01 - ☐	02 - ☐	03 - ☐	04 - ☐	05 - ☐	06 - ☐	07 - ☐	08 - ☐

09 - ☐	10 - ☐	11 - ☐	12 - ☐	13 - ☐	14 - ☐	15 - ☐

☐	To WITHHOLD Vote From All Nominees

☐	For All Except - To withhold your vote from a specific nominee or nominees, mark the box to the left and also mark the numbered box(es) below corresponding to the number(s) of the nominee(s) listed above from whom you wish to withhold your vote.

01 - ☐	02 - ☐	03 - ☐	04 - ☐	05 - ☐	06 - ☐	07 - ☐	08 - ☐

09 - ☐	10 - ☐	11 - ☐	12 - ☐	13 - ☐	14 - ☐	15 - ☐

Mark box at right if an address change has been noted on the reverse side of this card.	☐

Mark box at right if a comment has been noted on the reverse side of this card.	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment(s) thereof.

B	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as your names(s) appear(s) hereon. When shares are held by joint tenants, both must sign. When signing in a representative capacity, please provide full title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
/ /

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C 1234567890 J N T

Proxy - OLD POINT FINANCIAL CORPORATION 123456 C0123456789 12345

P.O. BOX 3392, HAMPTON, VIRGINIA 23663

ANNUAL MEETING OF SHAREHOLDERS

APRIL 25, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints G. Royden Goodson, III, and Richard S. vonSchilling as Proxies, each with full power to appoint his substitute and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of voting common stock, $5.00 par value, of Old Point Financial Corporation held of record by the undersigned on February 15, 2006 at the Annual Meeting of Shareholders, to be held on April 25, 2006, and at any and all adjournments thereof.

This proxy will be voted in the manner directed by the undersigned. If no direction is made, this proxy will be voted FOR Election of Directors.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet
• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

• VALIDATION DETAILS ARE LOCATED IN THE COLORED BAR SHOWN ABOVE

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on April 25, 2006.

THANK YOU FOR VOTING

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